UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

TITAN ENERGY WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	26-0063012
(State of incorporation)	(I.R.S. Employer Identification No.)

6321 Bury Dr. Suite 8

Eden Prairie, MN 55346

(Address of principal executive offices)

(619) 988-5869

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 31, 2014, Titan Energy Worldwide, Inc., a Nevada corporation (the “Company”), completed a short-form merger of the Company and PTES Acquisition II Corp., a Nevada corporation (“PTES II”) and wholly-owned indirect subsidiary of Pioneer Power Solutions, Inc. (“Pioneer”), with PTES II as the surviving entity, pursuant to that certain Plan and Agreement of Merger, dated as of December 31, 2014, by and between the Company and PTES II (the “Merger Agreement”). Prior to the merger, PTES II completed the acquisition of 100% of the preferred stock of Titan and owned 96% of the outstanding shares of Titan’s capital stock entitled to vote on a merger.

As a result of the merger, each outstanding share of Titan common stock was cancelled and converted into the right to receive the merger consideration of $0.0007 per share of Titan common stock. Furthermore, as a result of the merger, Titan ceased to be a public reporting company and its common stock will no longer be quoted for trading.

Titan stockholders of record as of December 31, 2014 will have the opportunity to receive the merger consideration upon completing the letter of transmittal and related instructions to be mailed to them by Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) who is serving as paying agent to Pioneer. Stockholders of record may seek additional information by calling Broadridge at (855) 793-5068.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement that is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 and Item 5.03 of this report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Amended and Restated Series D Certificate of Designation

On December 31, 2014, immediately prior to the effective time of the merger described in Item 1.01 of this report, the Company and holder of more than a majority of the Company’s Series D Convertible Preferred Stock, acting pursuant to Section 1955 of Chapter 78 of the Nevada Revised Statutes, approved resolutions adopted by the Board of Directors to amend and restate the Certificate of Designation of the Rights and Preferences of the Series D Convertible Preferred Stock of the Company (the “Amended and Restated Series D Certificate of Designation”). The Series D Amendment was filed with the Secretary of State of the State of Nevada and became effective on December 31, 2014, immediately prior to the merger described in Item 1.01. The Amended and Restated Series D Certificate of Designation is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Designation of the Rights and Preferences of the Series D Convertible Preferred Stock of Titan Energy Worldwide, Inc.
10.1	Plan and Agreement of Merger, dated as of December 31, 2014, by and between PTES Acquisition II Corp. and Titan Energy Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN ENERGY WORLDWIDE, inc.

Date: December 31, 2014	By:	/s/ Andrew Minkow
	Name:	Andrew Minkow
	Title:	Chief Financial Officer

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